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                                                                  EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statements Nos. 333-59999 and 333-61291 on Form S-3, Amendment No. 1 to Registration Statements Nos. 333-48553, 333-58749, 333-63075, and 333-73025 on Form S-3,
Amendment No. 1 to Registration Statement No. 333-64603 on Form S-4, Amendment No. 4 to Registration Statement No. 333-69819 on Form S-3, and Registration Statement No. 333-75741 on Form S-8 of Adelphia Communications Corporation, of our report dated August 4, 1998, with respect to the consolidated balance sheets of Century Communications Corp. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for each of the three years in the period ended May 31, 1998, which report is included in this Current Report on Form 8-K of Adelphia Communications Corporation.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Stamford, Connecticut
April 19, 1999